EXHIBIT 99.1

Investor Relations Contact: Raphael Gross 203-682-8253 investorrelations@dfrg.com Media Relations Contact: Alecia Pulman 203-682-8200 DFRGPR@icrinc.com
Del Frisco’s Restaurant Group, Inc. Reports First Quarter 2019 Results
Reiterates Fiscal Year 2019 Guidance
IRVING, Texas, May 7, 2019 - (GLOBE NEWSWIRE) - Del Frisco’s Restaurant Group, Inc. (“Del Frisco’s”) (NASDAQ: DFRG) today reported financial results for the first quarter ended March 26, 2019. We also reiterated guidance for the fiscal year 2019, which is a 53-week period ending on December 31, 2019.
Given the sale of Sullivan’s Steakhouse during fiscal 2018, operating results for Sullivan’s Steakhouse are included in discontinued operations for the 13 weeks ended March 27, 2018. Numbers below for the 13 weeks ended March 27, 2018, are therefore for continuing operations unless otherwise stated.
Key Highlights from the 13-Week First Quarter 2019 Compared to the 13-Week First Quarter 2018 Include:

•	Consolidated revenues increased 64.1% to $120.4 million from $73.3 million due primarily to $17.4 million in contributions from Barcelona Wine Bar and $20.6 million in contributions from bartaco.

•	Total comparable restaurant sales increased 1.3%.

•	GAAP net loss of $18.3 million, or $0.55 per diluted share, compared to GAAP net income of $0.0 million, or $0.00 per diluted share.

•	Adjusted net loss* of $3.4 million, or $0.10 per diluted share, compared to adjusted net income* of $1.1 million, or $0.05 per diluted share.

•	Adjusted EBITDA* increased 5.0% to $7.1 million from $6.8 million. As a percentage of consolidated revenues, adjusted EBITDA margin decreased 330 basis points to 5.9% from 9.2%.

•	GAAP operating loss of $11.8 million, compared to GAAP operating income of $0.3 million.

•
Restaurant-level EBITDA* increased 57.9% to $22.7 million from $14.4 million due primarily to $3.6 million in contributions from Barcelona Wine Bar and $4.3 million in contributions from bartaco. As a percentage of consolidated revenues, restaurant-level EBITDA margin decreased 70 basis points to 18.9% from 19.6%, primarily due to inefficiencies from new restaurant openings.

* Adjusted net loss/income, adjusted EBITDA, and restaurant-level EBITDA are non-GAAP measures. For a reconciliation of these non-GAAP measures to GAAP net income and operating (loss)/income, respectively, and a discussion of why we consider them useful, see the reconciliation of non-GAAP measures accompanying this release.
Norman Abdallah, Chief Executive Officer of Del Frisco's, said, “We experienced a sequential improvement in comparable sales across all four brands during the first quarter of 2019. Barcelona and bartaco delivered low and mid-single digit growth, respectively, Del Frisco’s Grille was slightly positive, while the Double Eagle was only modestly negative, and would also have been positive without planned sales transfer from the Boston Seaport restaurant to Boston Back Bay opening last summer which impacted comparable sales by 110 basis points. The Double Eagle and Del Frisco’s Grille both continue to capitalize on their significant opportunities to generate private dining sales, which grew 4.6% and 2.0%, respectively on a comparable basis. We attribute their traction to improved banquet menu offerings, flawless execution, and effectiveness in building relationships with local businesses and luxury hotels through impactful marketing campaigns.”
Abdallah continued, “Our 2018 new restaurant openings and our latest four openings during the first quarter of 2019 are collectively off to strong starts and we are building lasting relationships with our guests through unforgettable dining experiences while positioning these restaurants to hit their three-year ROIC targets of 35% to 40%. However, similar to what we experienced in the fourth quarter last year, new restaurant inefficiencies weighed heavily on our results at Double Eagle and bartaco where we have seen particularly significant recent growth.”

Abdallah added, “During the first quarter of 2019, our 21 non-comparable restaurants, representing over 25% of our total restaurant base, had a 270 basis point impact to restaurant-level EBITDA margins. This compared to a 290 basis point impact from non-comparable restaurants during the fourth quarter last year. The new restaurant inefficiencies were most notable in the Double Eagle and bartaco, which have experienced the fastest growth recently, with non-comparable restaurants having a 520 basis point impact on restaurant level EBITDA in each brand. With new restaurant margins improving from period to period as they mature and six of our planned seven to eight new restaurants opened thus far, we anticipate the impact of new restaurant inefficiencies on our total restaurant-level EBITDA margins to begin moderating in the second half of 2019.”
Abdallah concluded, “The Barcelona and bartaco integration is nearly complete and we intend to finalize the process ahead of the original 12-18 month timeframe. All of our brands are now online with our new Human Resources and payroll system and we expect to transition Barcelona Wine Bar and bartaco to our new accounting system next month. We will begin to recognize more of the $10 million in integration benefits, up from the original $3 million to $5 million, in the second half of this year when the transition of back office systems and support is complete. The full amount will be realized by 2020 or 2021.”
Review of First Quarter 2019 Operating Results
Consolidated revenues increased $47.1 million, or 64.1%, to $120.4 million in the first quarter of 2019 from $73.3 million in the first quarter of 2018. All results exclude any contributions from Sullivan’s Steakhouse, which was sold in the third quarter of 2018, and which sale is reflected as discontinued operations for the first quarter of 2018. The increase is due primarily to $17.4 million in contributions from Barcelona Wine Bar and $20.6 million in contributions from bartaco, which were acquired on June 27, 2018.
Comparable Restaurant Sales

	Total	Double Eagle	Del Frisco’s Grille	Barcelona	bartaco
Comparable Restaurant Sales	1.3%	(0.4)%	0.2%	3.7%	6.7%
Customer Counts	(0.6)%	(1.5)%	(6.9)%	3.6%	5.5%
Average Check	1.9%	1.1%	7.1%	0.1%	1.2%
As a percentage of consolidated revenues, general and administrative costs increased to 13.6% from 10.6%. The additional costs were primarily related to the addition of Barcelona Wine Bar and bartaco, and additional compensation costs, including stock-based compensation related to growth in the number of restaurant support center and regional management-level personnel to support recent and anticipated growth. Included in this general and administrative costs total were also $0.4 million of non-recurring legal expenses and $0.4 million of non-recurring corporate expenses as set out in the Adjusted Net (Loss) Income Reconciliation attached. Finally we incurred approximately $0.5 million in costs related to our annual General Managers conference in the first quarter of 2019. We expect that full general and administrative cost synergies from the Barteca acquisition will only be realized beginning in the second half of 2019 as we complete the back office integration.
GAAP net loss was $18.3 million, or $0.55 per diluted share, in the first quarter of 2019, compared to GAAP net income of $0.0 million, or $0.00 per diluted share, in the first quarter of 2018.
Adjusted net loss* was $3.4 million, or $0.10 per diluted share, in the first quarter of 2019, compared to adjusted net income* of $1.1 million, or $0.05 per diluted share in the first quarter of 2018. Adjustments include costs totaling $14.9 million in the first quarter of 2019 consisting of consulting project costs of $4.5 million, lease termination and closing costs of $2.9 million, reorganization severance costs of $0.3 million, the aforementioned non-recurring legal and corporate expenses each totaling $0.4 million respectively, and a change in tax benefit of $6.4 million.
Adjusted EBITDA* increased 5.0% to $7.1 million from $6.8 million. As a percentage of consolidated revenues, Adjusted EBITDA margin decreased 330 basis points to 5.9% from 9.2%.
Restaurant-level EBITDA* increased $8.3 million, or 57.9%, to $22.7 million in the first quarter of 2019, primarily due to $3.6 million in contributions from Barcelona and $4.3 million in contributions from bartaco. As a percentage of consolidated revenues, restaurant-level EBITDA* decreased to 18.9% from 19.6% primarily due to inefficiencies from new restaurant openings.
Recent Development

•	A Del Frisco’s Double Eagle Steakhouse restaurant opened in Century City, CA during the first quarter of 2019.

•	A Barcelona Wine Bar opened in Charlotte, NC during the first quarter of 2019 and in Raleigh, NC during the second quarter of 2019.

•	A bartaco restaurant opened in each of Madison, WI and King of Prussia, PA during the first quarter of 2019 and in Deerfield, IL during the second quarter of 2019.

Fiscal Year 2019 Guidance & Long-Term Growth Outlook
The following statements are not guarantees of future performance, and therefore, undue reliance should not be placed upon them. We refer you to the statement below regarding Forward-Looking Statements and our recent filings with the SEC for a more detailed discussion of the risks that could impact our future operating results and financial condition.
For the 53-week fiscal year 2019, which ends on December 31, 2019, we are providing the following outlook.

•	Total comparable restaurant sales of 0% to 1.5%.

•
Seven to eight restaurant openings, consisting of one Del Frisco’s Double Eagle Steakhouse, two to three Barcelona Wine Bars, and three to four bartaco restaurants. Six restaurants have already opened year-to-date.

•	Restaurant-level EBITDA** of 20.0% to 22.0% of consolidated revenues.

•	General and administrative costs of approximately $53 million to $55 million, which excludes items we consider non-recurring in nature.

•	Pre-opening expenses of $5 million to $7 million.

•	Net capital expenditures, after tenant allowances, of $25 million to $35 million.

•	Adjusted EBITDA** of $58 million to $66 million.
** Restaurant-level EBITDA and Adjusted EBITDA are non-GAAP measures.
By the end of fiscal year 2023, we are targeting generation on an annual basis of at least $800 million in consolidated revenues and $130 million in adjusted EBITDA**. To achieve these long-term targets, we would need to satisfy the following key annual goals:

•	Consolidated revenue growth of at least 10%.

•	Total comparable restaurant sales growth of 0% to 2%.

•	Total net restaurant growth of 10% to 12% annually.

•	Maintaining strong restaurant-level EBITDA** margins.

•	General and administrative cost leverage.

•	Adjusted EBITDA** growth of at least 15%.
We are also targeting net debt to adjusted EBITDA** of approximately 3x by the end of fiscal year 2021 and 2x by the end of fiscal year 2023.
**A reconciliation of the differences between the non-GAAP expectations and GAAP measures for adjusted EBITDA, restaurant-level EBITDA and net debt to Adjusted EBITDA generally is not available without unreasonable effort due to the potentially high variability, complexity and low visibility as to the items that would be excluded from the GAAP measure in the relevant future period, such as unusual gains and losses, the ultimate outcome of pending litigation, the impact and timing of potential acquisitions and divestitures and other structural changes or their probable significance. The variability of the excluded items may have a significant, and potentially unpredictable, impact on our future GAAP results.
Barteca Selected Financial Information
Contained within this earnings press release are unaudited selected quarterly historical financial information for Barteca (consisting of Barcelona Wine Bar and bartaco), recast to align with our fiscal calendar. This information is derived from financial statements prepared by the former management of Barteca. This unaudited selected financial information has been presented for informational purposes only and is not necessarily indicative of what the combined company’s results of operations actually would have been had the Barteca Acquisition been completed as of the dates indicated. In addition, the unaudited selected financial information does not purport to project the future financial position or results of operations of the combined company and does not reflect synergies that might be achieved from the combined operations.
Strategic Alternatives Review
Regarding the strategic alternatives review process announced in late December, we are limited in what we can disclose or comment but the Board is continuing to work with Piper Jaffray and Kirkland & Ellis in a diligent manner. No assurances can be made with regard to the timeline for completion of the strategic review, or whether the review will result in any particular outcome.

Conference Call
We will host a conference call this morning at 7:00 AM Central Time to discuss our first quarter 2019 financial results. Hosting the conference call will be Norman Abdallah, Chief Executive Officer and Neil Thomson, Chief Financial Officer.
The conference call can be accessed live over the phone by dialing 323-794-2597. A replay will be available afterwards and can be accessed by dialing 412-317-6671; the passcode is 3325005. The replay will be available until Tuesday, May 14, 2019.
The conference call will also be webcast live and archived on Del Frisco’s corporate website. To access the webcast, please visit www.dfrg.com under the “Investor Relations” tab.
About Del Frisco’s Restaurant Group, Inc.
Based in Irving, Texas, Del Frisco's Restaurant Group, Inc. is a collection of 78 restaurants across 17 states and Washington, D.C., including Del Frisco's Double Eagle Steakhouse, Del Frisco's Grille, Barcelona Wine Bar, and bartaco.
Del Frisco’s Double Eagle Steakhouse creates an environment where our guests can celebrate life through cuisine that is bold and innovative, our award-winning wine lists, hand crafted specialty cocktails and superior hospitality with each dining occasion. Del Frisco's Grille is modern, inviting, stylish, and fun, taking the classic bar and grill to new heights, and drawing inspiration from bold flavors and market-fresh ingredients. Barcelona serves tapas, both simple and elegant, using the best seasonal picks from local markets and unusual specialties from Spain and the Mediterranean, and offers an extensive selection of wines from Spain and South America featuring over 40 wines by the glass. bartaco combines fresh, upscale street food and award-winning cocktails made with artisanal spirits and freshly-squeezed juices with a coastal vibe in a relaxed environment.
For further information about our restaurants, to make reservations, or to purchase gift cards, please visit: www.DelFriscos.com, www.DelFriscosGrille.com, www.BarcelonaWineBar.com, and www.bartaco.com. For more information about Del Frisco's Restaurant Group, Inc., please visit www.DFRG.com.
Forward-Looking Statements
Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the Company to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Factors leading thereto may include, without limitation, uncertainties as to the structure, terms, and timing of any strategic transaction resulting from the strategic review and whether it will be completed, the impact of any such strategic transaction on Del Frisco’s, whether the strategic benefits of any such strategic transaction can be achieved, general economic conditions, conditions in the markets that the Company is engaged in, behavior of customers, suppliers, and competitors, and the legal and regulatory rules affecting Del Frisco’s. Statements preceded by, followed by, or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “may increase,” “may fluctuate,” “will,” “should,” “would,” “may,” and “could” or similar words or expressions are generally forward-looking in nature and not historical facts. Any statements that refer to outlook, expectations, or other characterizations of future events, circumstances, or results, including all statements related to the review of strategic alternatives for Del Frisco’s, are also forward-looking statements. Important risks, assumptions and other important factors that could cause future results to differ materially from those expressed in the forward-looking statements are specified in Del Frisco’s Annual Report on Form 10-K for the year ended December 25, 2018 under headings such as “Forward-Looking Statements”, “Risk Factors”, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in other filings and furnishings made by the Company with the Securities and Exchange Commission from time to time. The Company undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events, or to report the occurrence of unanticipated events.

DEL FRISCO'S RESTAURANT GROUP, INC.
Condensed Consolidated Statements of (Loss) Income — Unaudited

	13 Weeks Ended
(Amounts in thousands, except per share data)	March 26, 2019		March 27, 2018
Revenues	$120,381	100.0%	$73,347	100.0%
Costs and expenses:
Costs of sales	33,292	27.7	21,217	28.9
Restaurant operating expenses (excluding depreciation and amortization shown separately below)	62,137	51.6	36,221	49.4
Marketing and advertising costs	2,252	1.9	1,531	2.1
Pre-opening costs	2,750	2.3	1,146	1.6
General and administrative costs	16,373	13.6	7,792	10.6
Donations	32	—	42	0.1
Consulting project costs	4,504	3.7	232	0.3
Acquisition costs	—	—	608	0.8
Reorganization severance	297	0.2	113	0.2
Lease termination and closing costs	2,908	2.4	2	—
Depreciation and amortization	7,651	6.4	4,135	5.6
Total costs and expenses	132,196	109.8	73,039	99.6
Operating (loss) income	(11,815)	(9.8)	308	0.4
Other income (expense), net:
Interest, net of capitalized interest	(7,720)	(6.4)	(303)	(0.4)
Other	13	—	1	—
(Loss) income before income taxes	(19,522)	(16.2)	6	—
Income tax (benefit) expense	(1,195)	(1.0)	1	—
(Loss) income from continuing operations	(18,327)	(15.2)	5	—
(Loss) income from discontinued operations, net of tax	—	—	395	0.5
Net (loss) income	$(18,327)	(15.2)%	$400	0.5%
Net income (loss) per average common share outstanding—basic
(Loss) income from continuing operations	$(0.55)		$—
(Loss) income from discontinued operations	—		0.02
Net (loss) income	$(0.55)		$0.02
Net income (loss) per average common share outstanding—diluted
(Loss) income from continuing operations	$(0.55)		$—
(Loss) income from discontinued operations	—		0.02
Net (loss) income	$(0.55)		$0.02
Weighted-average number of common shares outstanding:
Basic:	33,358		20,317
Diluted:	33,358		20,603

DEL FRISCO'S RESTAURANT GROUP, INC.
Selected Consolidated Balance Sheet Data - Unaudited

	As of
(Amounts in thousands)	March 26, 2019	December 25, 2018
Cash and cash equivalents	$4,651	$8,535
Total assets	870,777	726,032
Long-term debt	336,140	320,736
Total stockholders' equity	204,316	213,582
DEL FRISCO'S RESTAURANT GROUP, INC.
Segment Information - Unaudited

	13 Weeks Ended March 26, 2019
(Amounts in thousands)	Double Eagle		Barcelona		bartaco		Grille
Revenues	$49,975	100.0%	$17,437	100.0%	$20,637	100.0%	$32,332	100.0%
Costs and expenses:
Cost of sales	14,895	29.8	4,770	27.4	4,764	23.1	8,863	27.4
Restaurant operating expenses:
Labor	13,377	26.8	5,485	31.5	6,985	33.8	10,350	32.0
Operating expenses	5,887	11.8	2,440	14.0	3,085	14.9	4,598	14.2
Occupancy	4,042	8.1	1,052	6.0	1,358	6.6	3,478	10.8
Restaurant operating expenses	23,306	46.6	8,977	51.5	11,428	55.4	18,426	57.0
Marketing and advertising costs	1,362	2.7	116	0.7	105	0.5	669	2.1
Restaurant-level EBITDA	$10,412	20.8%	$3,574	20.5%	$4,340	21.0%	$4,374	13.5%
Restaurant operating weeks	209		217		244		312
Average weekly volume	$239		$80		$85		$104

	13 Weeks Ended March 27, 2018
(Amounts in thousands)	Double Eagle		Barcelona		bartaco		Grille
Revenues	$43,955	100.0%	$—	—%	$—	—%	$29,392	100.0%
Costs and expenses:
Cost of sales	13,168	30.0	—	—	—	—	8,049	27.4
Restaurant operating expenses:
Labor	10,367	23.6	—	—	—	—	9,813	33.4
Operating expenses	4,870	11.1	—	—	—	—	4,171	14.2
Occupancy	3,608	8.2	—	—	—	—	3,392	11.5
Restaurant operating expenses	18,845	42.9	—	—	—	—	17,376	59.1
Marketing and advertising costs	896	2.0	—	—	—	—	635	2.2
Restaurant-level EBITDA	$11,046	25.1%	$—	—%	$—	—%	$3,332	11.3%
Restaurant operating weeks	169		—		—		314
Average weekly volume	$260		$—		$—		$94

Non-GAAP Measures
We prepare our consolidated financial statements in accordance with generally accepted accounting principles (GAAP). Within our press release, we make reference to non-GAAP adjusted net income, adjusted net (loss) income per share, adjusted EBIDTA and restaurant-level EBITDA. Adjusted net (loss) income represents GAAP net loss plus the sum of GAAP income tax expense (benefit), lease termination and closing costs, consulting project costs, acquisition costs, reorganization severance, non-recurring legal expenses, donations, non-recurring corporate expenses, and discontinued operations minus income tax expense at an effective tax rate of 69% during 2019, and 4% during 2018. We believe that this non-GAAP operating measure represents a useful measure of performance internally and for investors as it excludes certain non-operating related expenditures. Adjusted EBIDTA is calculated by adding back to operating income, pre-opening costs, donations, consulting project costs, acquisition costs, non-recurring legal costs, reorganization severance, lease termination and closing costs, and depreciation and amortization. Restaurant-level EBITDA is calculated by adding back to adjusted EBIDTA general and administrative expenses. We believe that these operating measures also represent useful internal measures of performance. Restaurant-level EBITDA margin represents restaurant-level EBITDA as a percentage of our revenues. Adjusted net (loss) income per share represents income from continuing operations excluding the impact of certain adjustments such as the amortization of intangible assets, acquisition-related transaction and integration costs, goodwill impairments, gains and losses on divestitures and any other items specifically identified herein, divided by the Company’s weighted average diluted shares outstanding. We believe that this measure represents a useful measure of performance internally and for investors.
Accordingly, we include these non-GAAP measures so that investors have the same financial data that management uses in evaluating performance, and we believe that it will assist the investment community in assessing our underlying performance on a quarter-over-quarter basis. However, because these measures are not determined in accordance with GAAP, such measures are susceptible to varying calculations and not all companies calculate these measures in the same manner. As a result, these measures as presented may not be directly comparable to similarly titled measures presented by other companies. These non-GAAP measures are presented as supplemental information and not as alternatives to any GAAP measurements. The following tables include a reconciliation of net income to adjusted net income and operating income to restaurant-level EBITDA.
DEL FRISCO'S RESTAURANT GROUP, INC.
Adjusted Net (Loss) Income Reconciliation - Unaudited

	13 Weeks Ended
(Amounts in thousands, except per share data)	March 26, 2019	March 27, 2018
Adjusted Net Income:
GAAP Net loss	$(18,327)	$400
GAAP Income tax (benefit) expense	(1,195)	1
Lease termination and closing costs	2,908	2
Consulting project costs	4,504	232
Acquisition costs	—	608
Reorganization severance	297	113
Non-recurring legal expenses	378	159
Donations	32	42
Non-recurring corporate expenses	386	8
Discontinued operations	—	(395)
Adjusted Pre-tax (loss) income	(11,017)	1,170
Income tax (benefit) expense	(7,602)	47
Adjusted net (loss) income	$(3,415)	$1,123
Adjusted net (loss) income per basic share	$(0.10)	$0.06
Adjusted net (loss) income per diluted share	$(0.10)	$0.05

DEL FRISCO'S RESTAURANT GROUP, INC.
Adjusted EBITDA Reconciliation - Unaudited

	13 Weeks Ended
(Amounts in thousands)	March 26, 2019	March 27, 2018
Operating loss	$(11,815)	$308
Add:
Pre-opening costs	2,750	1,146
Donations	32	42
Lease termination and closing costs	2,908	2
Depreciation and amortization	7,651	4,135
Acquisition costs	—	608
Consulting project costs	4,504	232
Non-recurring legal expenses	378	159
Reorganization severance	297	113
Adjusted EBITDA	$7,091	$6,753
Adjusted EBITDA margin	5.9%	9.2%

DEL FRISCO'S RESTAURANT GROUP, INC.
Restaurant-Level EBITDA Reconciliation - Unaudited

	13 Weeks Ended
(Amounts in thousands)	March 26, 2019	March 27, 2018
Operating income loss	$(11,815)	$308
Add:
Pre-opening costs	2,750	1,146
General and administrative costs	16,373	7,792
Donations	32	42
Consulting project costs	4,504	232
Acquisition costs	—	608
Reorganization severance	297	113
Lease termination and closing costs	2,908	2
Depreciation and amortization	7,651	4,135
Restaurant-level EBITDA	$22,700	$14,378

Recast 2018 Financial Information
The unaudited combined adjusted financial information for the 13 weeks ended March 27, 2018 in the following tables represent information derived from financial statements prepared by the former management of Barteca ("Barcelona and bartaco Brands"), recast to align with our fiscal calendar, and historical recast financial information of Del Frisco's Heritage Brands, which represent Double Eagle and Grille, prior to the Barteca Acquisition. This unaudited combined adjusted financial information has been presented for informational purposes only and is not necessarily indicative of what the combined company’s results of operations actually would have been had the Barteca Acquisition been completed as of the dates indicated. In addition, the unaudited combined adjusted financial information does not purport to project the future financial position or results of operations of the combined company and do not reflect synergies that might be achieved from the combined operations.
Adjusted net income, adjusted net (loss) income per share, adjusted pre-tax income, adjusted EBITDA and restaurant-level EBITDA are non-GAAP measures. See the discussion above under "Non-GAAP Measures" regarding how we define these measures and why we believe they are useful for investors.

DEL FRISCO'S RESTAURANT GROUP, INC.
Statements of Income Information - Unaudited

	13 Weeks Ended
(Amounts in thousands, except per share data)	March 26, 2019		March 27, 2018(1)
Revenues	$120,381	100.0%	$104,340	100.0%
Costs and expenses:
Costs of sales	33,292	27.7	28,861	27.7
Restaurant operating expenses (excluding depreciation and amortization shown separately below)	62,137	51.6	51,674	49.5
Marketing and advertising costs	2,252	1.9	1,725	1.7
Pre-opening costs	2,750	2.3	1,411	1.4
General and administrative costs	16,373	13.6	11,259	10.8
Donations	32	—	42	—
Consulting project costs	4,504	3.7	232	0.2
Acquisition costs	—	—	608	0.6
Reorganization severance	297	0.2	113	0.1
Lease termination and closing costs	2,908	2.4	2	—
Depreciation and amortization	7,651	6.4	5,824	5.6
Total costs and expenses	132,196	109.8	101,751	97.5
Operating loss	(11,815)	(9.8)	2,589	2.5
Other income (expense), net:
Interest, net of capitalized interest	(7,720)	(6.4)	(2,553)	(2.4)
Other	13	—	1	—
Loss before income taxes	(19,522)	(16.2)	37	—
Income tax (benefit) expense	(1,195)	(1.0)	73	0.1
Loss from continuing operations	(18,327)	(15.2)	(35)	—
Loss from discontinued operations, net of tax	—	—	395	0.4
Net loss	$(18,327)	(15.2)%	$360	0.3%
Net loss per average common share outstanding—basic
Loss from continuing operations	$(0.55)		$—
Loss from discontinued operations	—		0.02
Net income loss	$(0.55)		$0.02
Basic	33,358		20,317

(1)	Recast amounts for the 13 weeks ended March 27, 2018 include historical amounts for Barcelona and bartaco Brands, which were acquired during the third quarter of 2018, prior to acquisition.

DEL FRISCO'S RESTAURANT GROUP, INC.
Segment Information - Unaudited

	13 Weeks Ended March 26, 2019
(Amounts in thousands)	Double Eagle		Barcelona		bartaco		Grille
Revenues	$49,975	100.0%	$17,437	100.0%	$20,637	100.0%	$32,332	100.0%
Costs and expenses:
Cost of sales	14,895	29.8	4,770	27.4	4,764	23.1	8,863	27.4
Restaurant operating expenses:
Labor	13,377	26.8	5,485	31.5	6,985	33.8	10,350	32.0
Operating expenses	5,887	11.8	2,440	14.0	3,085	14.9	4,598	14.2
Occupancy	4,042	8.1	1,052	6.0	1,358	6.6	3,478	10.8
Restaurant operating expenses	23,306	46.6	8,977	51.5	11,428	55.4	18,426	57.0
Marketing and advertising costs	1,362	2.7	116	0.7	105	0.5	669	2.1
Restaurant-level EBITDA	$10,412	20.8%	$3,574	20.5%	$4,340	21.0%	$4,374	13.5%
Restaurant operating weeks	209		217		244		312
Average weekly volume	$239		$80		$85		$104

(1)	Recast amounts for the 13 weeks ended March 27, 2018 include historical amounts for Barcelona and bartaco Brands, which were acquired during the third quarter of 2018, prior to acquisition.

	13 Weeks Ended March 27, 2018(1)
(Amounts in thousands)	Double Eagle		Barcelona		bartaco		Grille
Revenues	$43,954	100.0%	$15,004	100.0%	$15,990	100.0%	$29,392	100.0%
Costs and expenses:
Cost of sales	13,168	30.0	4,061	27.1	3,584	22.4	8,049	27.4
Restaurant operating expenses:
Labor	10,367	23.6	4,741	31.6	5,242	32.8	9,813	33.4
Operating expenses	4,870	11.1	1,959	13.1	1,981	12.4	4,171	14.2
Occupancy	3,608	8.2	798	5.3	733	4.6	3,392	11.5
Restaurant operating expenses	18,845	42.9	7,498	50.0	7,955	49.8	17,376	59.1
Marketing and advertising costs	895	2.0	92	0.6	102	0.6	635	2.2
Restaurant-level EBITDA	$11,046	25.1%	$3,353	22.3%	$4,349	27.2%	$3,332	11.3%
Insurance settlement (Barteca) pre acquisition(2)			(188)		(401)
Adjusted Restaurant-level EBITDA	$11,046	25.1%	$3,165	21.1%	$3,948	24.7%	$3,332	11.3%
Restaurant operating weeks	169		197		199		314
Average weekly volume	$260		$76		$80		$94.0

(1)	Recast amounts for the 13 weeks ended March 27, 2018 include historical amounts for Barcelona and bartaco Brands, which were acquired during the third quarter of 2018, prior to acquisition.

(2)
Prior to the Barteca Acquisition, starting in Q4 of 2017 and continuing through the first half of 2018, Barteca management recognized insurance settlement proceeds from a location-specific incident as a reduction to restaurant operating expenses, which therefore increased restaurant-level EBITDA margins by the amount of those proceeds for that period of time. Under US GAAP rules, the Company recognizes insurance settlement proceeds from business interruptions as a separate line item below other operating activity in its Consolidated Statements of Operations and, therefore, such proceeds are not included within restaurant-level EBITDA as calculated by the Company. Accordingly, consistent with the Company’s accounting policy, 2017 insurance settlement proceeds have been adjusted out of restaurant operating expenses and restaurant-level EBITDA as originally factored in by Barteca management prior to the Barteca Acquisition.

DEL FRISCO'S RESTAURANT GROUP, INC.
Adjusted Net Income Reconciliation - Unaudited

	13 Weeks Ended
(Amounts in thousands, except per share data)	March 26, 2019	March 27, 2018(1)
Adjusted Net Income:
Net loss	$(18,327)	$360
Income tax (benefit) expense	(1,195)	73
Lease termination and closing costs	2,908	2
Consulting project costs	4,504	232
Acquisition costs	—	608
Reorganization severance	297	113
Non-recurring legal expenses	378	159
Non-recurring corporate expenses	386	8
Donations	32	42
Discontinued operations	—	(395)
Adjusted pre-tax (loss) income	(11,017)	1,202
Income tax (benefit) expense	(7,602)	48
Adjusted net (loss) income	$(3,415)	$1,154
Adjusted net (loss) income per basic share	$(0.10)	$0.06

(1)	Recast amounts for the 13 weeks ended March 27, 2018 include historical amounts for Barcelona and bartaco Brands, which were acquired during the third quarter of 2018, prior to acquisition.

DEL FRISCO'S RESTAURANT GROUP, INC.
Adjusted EBITDA Reconciliation - Unaudited

	13 Weeks Ended
(Amounts in thousands)	March 26, 2019	March 27, 2018(1)
Operating loss	$(11,815)	$2,589
Add:
Pre-opening costs	2,750	1,411
Donations	32	42
Lease termination and closing costs	2,908	2
Depreciation and amortization	7,651	5,824
Acquisition costs	—	608
Consulting project costs	4,504	232
Non-recurring corporate expenses	386	8
Non-recurring legal expenses	378	159
Reorganization severance	297	113
Adjusted EBITDA	$7,091	$10,988
Insurance settlement (Barteca) pre acquisition(2)	—	(589)
Adjusted EBITDA	$7,091	$10,399
Adjusted EBITDA margin	5.9%	10.0%

(1)	Recast amounts for the 13 weeks ended March 27, 2018 include historical amounts for Barcelona and bartaco Brands, which were acquired during the third quarter of 2018, prior to acquisition.

(2)
Prior to the Barteca Acquisition, starting in Q4 of 2017 and continuing through the first half of 2018, Barteca management recognized insurance settlement proceeds from a location-specific incident as a reduction to restaurant operating expenses, which therefore increased restaurant-level EBITDA margins by the amount of those proceeds for that period of time. Under US GAAP rules, the Company recognizes insurance settlement proceeds from business interruptions as a separate line item below other operating activity in its Consolidated Statements of Operations and, therefore, such proceeds are not included within restaurant-level EBITDA as calculated by the Company. Accordingly, consistent with the Company’s accounting policy, 2017 insurance settlement proceeds have been adjusted out of restaurant operating expenses and restaurant-level EBITDA as originally factored in by Barteca management prior to the Barteca Acquisition.

DEL FRISCO'S RESTAURANT GROUP, INC.
Restaurant-Level EBITDA Reconciliation - Unaudited

	13 Weeks Ended
(Amounts in thousands)	March 26, 2019	March 27, 2018(1)
Operating income	$(11,815)	$2,589
Add:
Pre-opening costs	2,750	1,411
General and administrative costs	16,373	11,259
Donations	32	42
Consulting project costs	4,504	232
Acquisition costs	—	608
Reorganization severance	297	113
Lease termination and closing costs	2,908	2
Depreciation and amortization	7,651	5,824
Restaurant-level EBITDA	$22,700	$22,080
Insurance settlement (Barteca) pre acquisition(2)		$(589)
Adjusted Restaurant-level EBITDA	$22,700	$21,491

(1)	Recast amounts for the 13 weeks ended March 27, 2018 include historical amounts for Barcelona and bartaco Brands, which were acquired during the third quarter of 2018, prior to acquisition.

(2)
Prior to the Barteca Acquisition, starting in Q4 of 2017 and continuing through the first half of 2018, Barteca management recognized insurance settlement proceeds from a location-specific incident as a reduction to restaurant operating expenses, which therefore increased restaurant-level EBITDA margins by the amount of those proceeds for that period of time. Under US GAAP rules, the Company recognizes insurance settlement proceeds from business interruptions as a separate line item below other operating activity in its Consolidated Statements of Operations and, therefore, such proceeds are not included within restaurant-level EBITDA as calculated by the Company. Accordingly, consistent with the Company’s accounting policy, 2017 insurance settlement proceeds have been adjusted out of restaurant operating expenses and restaurant-level EBITDA as originally factored in by Barteca management prior to the Barteca Acquisition.